EXHIBIT 4.1



                                RIGHTS AGREEMENT

                          Dated as of December 23, 2003

                                     between

                            MERCER INTERNATIONAL INC.

                                       and

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                 as Rights Agent


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                                TABLE OF CONTENTS

                                                        PAGE
                                                        ----
1.     Certain  Definitions                              1

2.     Appointment  of  Rights  Agent                    6

3.     Issuance  of  Rights  Certificates                6

4.     Form  of  Rights  Certificates                    8

5.     Countersignature  and  Registration               9

6.     Transfer,  Split  Up,  Combination  and           9
       Exchange of Rights Certificates;
       Mutilated,  Destroyed,  Lost or Stolen
       Rights  Certificates

7.     Exercise  of  Rights;  Purchase Price;            10
       Expiration Date of Rights

8.     Cancellation  and  Destruction  of                12
       Rights  Certificates

9.     Reservation  and  Availability  of                12
       Preferred  Shares

10.    Preferred  Shares  Record  Date                   13

11.    Adjustment  of  Purchase  Price,  Number          14
       of Shares or Number of Rights

12.    Certificate  of  Adjusted  Purchase  Price        21
       or Number of Shares

13.    Consolidation,  Merger  or  Sale or Transfer      21
       of Assets or Earning Power

14.    Fractional  Rights  and  Fractional  Shares       24

15.    Rights  of  Action                                25

16.    Agreement  of  Rights  Holders                    26

17.    Rights  Certificate  Holder  Not                  26
       Deemed  a  Shareholder

18.    Concerning  the  Rights  Agent                    27

19.    Merger  or  Consolidation  or  Change             27
       of  Name of Rights Agent

20.    Duties  of  Rights  Agent                         28

21.    Change  of  Rights  Agent                         30

22.    Issuance  of  New  Rights  Certificates           31

23.    Redemption                                        31

24.    Exchange                                          32

25.    Notice  of  Certain  Events                       34

26.    Notices                                           34

27.    Supplements  and  Amendments                      35

28.    Successors                                        35

29.    Determinations  and  Actions  by  the             35
       Board  of Trustees, etc.

30.    Benefits  of  this  Agreement                     36

31.    Severability                                      36

32.    Governing  Law                                    36

33.    Counterparts                                      36

34.    Descriptive  Headings                             37

EXHIBITS
    A     Articles of Amendment to Declaration          A-1
          of Trust of Mercer International Inc.

    B     Form  of  Rights  Certificate                 B-1

    C     Summary  of  Rights                           C-1

                                      (i)

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                            MERCER INTERNATIONAL INC.

                                RIGHTS AGREEMENT

     Rights Agreement, dated as of December 23, 2003 (the "AGREEMENT"), between Mercer International Inc., a Massachusetts trust organized under the laws of the state of Washington (the "COMPANY"), and Computershare Trust Company of Canada, a Canadian limited liability company, as Rights Agent (the "RIGHTS AGENT").

                                    RECITALS

     On November 11, 2003, the Board of Trustees of the Company authorized and declared a dividend of one preferred share purchase right (a "RIGHT") for each Common Share of the Company outstanding as of the Close of Business on December 31, 2003 (the "RECORD DATE"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as such number may be adjusted pursuant to the provisions of this Agreement), having the rights, preferences and privileges set forth in the Declaration of Trust (a copy of the Articles of Amendment to the Declaration of Trust filed on August 17, 1993 creating the Preferred Shares and setting forth the rights, preferences and privileges of the Preferred Shares is attached to this Agreement as Exhibit A), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (as such number may be adjusted pursuant to the provisions of this Agreement) with respect to each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date, and in certain circumstances after the Distribution Date.

                                    AGREEMENT

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

1. CERTAIN DEFINITIONS. For purposes of this Agreement (including the recitals hereto), the following terms have the meanings indicated:

     (a) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the aggregate of the Common Shares of the Company then outstanding and the Issuable Note Shares, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such plan.

     Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the aggregate of the Common Shares of the Company then outstanding and the Issuable Note Shares; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the aggregate of the Common Shares of the Company then outstanding and the Issuable Note Shares by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional

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Common  Shares  of the Company (other than pursuant to a dividend or distribution paid or made by the Company on its outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional Common Shares of the Company such Person does not beneficially own 15% or more of the aggregate of the Common Shares of the Company then outstanding and the Issuable Note Shares. Notwithstanding the foregoing, if the Board of Trustees determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a) or (B) such Person was aware of the extent of the Common Shares it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement), and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement.

     (b) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

     (c) A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "BENEFICIALLY OWN" any securities:

        (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

        (ii) which such Person or any of such Person's Affiliates or Associates has the right, directly or indirectly, (whether such right is exercisable immediately or only after the passage of time or upon satisfaction of any conditions or both):

             (A) to acquire pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering or an offering pursuant to Rule 144A and/or Regulation S of the Securities Act), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed pursuant to this Section l(c)(ii)(A) to be the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (2) securities which a Person or any of such Person's Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of its Affiliates or Associates) if such agreement has been approved by the Board of Trustees prior to a Triggering Event; or

                                        2

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            (B)  to  vote  pursuant  to  any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this Section l(c)(ii)(B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or


        (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering or an offering pursuant to Rule 144A and/or Regulation S under the Securities Act) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company; provided, however, that in no case shall an officer or trustee of the Company be deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or trustee of the Company solely by reason of actions undertaken by such Persons in their capacity as officers or trustees of the Company or (y) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or trustee, by reason of any influence that such officer or trustee may have over the voting of the securities held in the plan.

     (d) "BOARD OF TRUSTEES" shall mean the Board of Trustees of the Company then in office.

     (e) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Washington or the Province of British Columbia are authorized or obligated by law or executive order to close.

     (f) "CLOSE OF BUSINESS" on any given date shall mean 4:30 p.m., Seattle, Washington time, on such date; provided, however, that if such date is not a Business Day it shall mean 4:30 p.m., Seattle, Washington time, on the next succeeding Business Day.

     (g) "COMMON SHARES" when used with reference to the Company shall mean the shares of beneficial interest of the Company, as authorized in the Company's Declaration of Trust. "COMMON SHARES" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (h) "DECLARATION OF TRUST" shall mean the Company's restated declaration of trust dated June 11, 1990, as amended effective January 1, 1992, July 8, 1993, August 17, 1993 and September 9, 1993, and as further or otherwise amended, restated, or replaced from time to time;

                                        3

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     (i)     "DISTRIBUTION  DATE"  shall  mean  the  earlier of (i) the Close of
Business on the tenth day (or such later date as may be determined by action of a majority of the Board of Trustees) after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of a majority of the Board of Trustees) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, assuming the successful consummation thereof, such Person would be the Beneficial Owner of 15% or more of the aggregate of the Common Shares of the Company then outstanding and the Issuable Note Shares.

     (j) "EQUIVALENT SHARES" shall mean Preferred Shares and any other class or series of capital stock of the Company that is entitled to participate in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company, on a proportional basis with the Common Shares. In calculating the number of any class or series of Equivalent Shares for purposes of Section 11 of this Agreement, the number of shares, or fractions of a share, of such class or series of capital stock that is entitled to the same dividend or distribution as a whole Common Share shall be deemed to be one share.

     (k) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (l) "EXPIRATION DATE" shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which the Board of Trustees orders the exchange of the Rights as provided in
Section 24 of this Agreement or (iv) the consummation of a transaction contemplated by Section 13(a) of this Agreement.

     (m)     "FINAL  EXPIRATION  DATE"  shall  mean  December  31,  2005.

     (n) "ISSUABLE NOTE SHARES" shall mean Common Shares of the Company into which the then outstanding Notes are convertible as if the then outstanding
Notes  had  been  fully  converted;

     (o)     "NASDAQ"  shall  mean  the  Nasdaq  Stock  Market.

     (p) "NOTES" shall mean the 8.5% Convertible Senior Subordinated Notes due 2010 of the Company issued pursuant to an indenture made between the Company and Wells Fargo Bank, Minnesota, N.A., as trustee, dated October 10, 2003 (as it may be amended from time to time).

     (q) "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, limited partnership, trust, joint venture or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

     (r) "POST TRANSFERREE" shall have the meaning set forth in Section 7(e) of this Agreement.

     (s) "PREFERRED SHARES" shall mean shares of Series A Junior Participating Preferred Stock of the Company.

     (t) "PRINCIPAL PARTY" shall have the meaning set forth in Section 13(b) of this Agreement.

     (u) "PRIOR TRANSFERREE" shall have the meaning set forth in Section 7(e) of this Agreement.

     (v) "PURCHASE PRICE" shall have the meaning set forth in Section 4(a) of this Agreement.

     (w) "RECORD DATE" shall have the meaning set forth in the recitals at the beginning of this Agreement.

     (x) "REDEMPTION DATE" shall mean the time at which the Board of Trustees orders redemption of the Rights as provided in Section 23 of this Agreement.

     (y) "REDEMPTION PRICE" shall have the meaning set forth in Section 23(a) of this Agreement.

     (z) "RIGHT" shall have the meaning set forth in the recitals at the beginning of this Agreement.

     (aa) "RIGHTS CERTIFICATE" shall have the meaning set forth in Section 3(a) of this Agreement.

     (bb)     "SECTION  13  EVENT" shall mean any event described in clause (i),
(ii)  or  (iii)  of  Section  13(a)  of  this  Agreement.

     (cc) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     (dd) "SHARES ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a press release or a publicly available report filed pursuant to
Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided that, if such person is determined not to have become an Acquiring Person pursuant to Section l(a) of this Agreement, then no Shares Acquisition Date shall be deemed to have occurred.

     (ee) "SUBSIDIARY" of any Person shall mean any Person of which an amount of voting securities sufficient to elect a majority of the directors, trustees or Persons having similar authority of such Person is beneficially owned, directly or indirectly, by such Person, or any Person otherwise controlled by such Person.

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

     (ff) "SUMMARY OF RIGHTS" shall have the meaning set forth in Section 3(b) of this Agreement.

     (gg) "TOTAL EXERCISE PRICE" shall have the meaning set forth in Section 4(a) of this Agreement.

     (hh) "TRADING DAY" shall have the meaning set forth in Section 11(d) of this Agreement.

     (ii) A "TRIGGERING EVENT" shall be deemed to have occurred upon any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becoming an Acquiring Person.

     2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

     3.     ISSUANCE  OF  RIGHTS  CERTIFICATES.

     (a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) of this Agreement) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates and (ii) the right to receive Rights Certificates will be transferable only in connection with the transfer of Common Shares. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of such certificates for Common Shares shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate in substantially the form of Exhibit B to this Agreement (a "RIGHTS CERTIFICATE"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(a)(i), Section 11(i) or Section 11(p) of this Agreement, then at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) of this Agreement) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificates as permitted hereby, separately and apart from any transfer of one or more Common Shares, and the holders of such Rights Certificates as listed in the records of the Company or any transfer agent or registrar for the Rights shall be the

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

record holders thereof. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the next following Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

     (b) On the Record Date or as soon as practicable thereafter, the Company will send (or cause to be sent) a copy of a Summary of Rights in substantially the form of Exhibit C to this Agreement (the "SUMMARY OF RIGHTS"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

     (c) Unless the Board of Trustees, by resolution adopted at or before the time of the issuance (including pursuant to the exercise of rights under the Company's benefit plans) of any Common Shares, specifies to the contrary, Rights shall be issued in respect of all Common Shares that are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 of this Agreement, after the Distribution Date. Certificates representing such Common Shares shall also be deemed to be certificates for Rights, and shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain rights ("RIGHTS") as set forth in a Rights Agreement between Mercer International Inc. ("MERCER") and Computershare Trust Company of Canada, as Rights Agent, dated as of December 23, 2003 (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Mercer. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Mercer will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     4.     FORM  OF  RIGHTS  CERTIFICATES.

     (a) The Rights Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of

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

Exhibit B to this Agreement and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of Nasdaq or any stock exchange on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 22 of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or in the case of Rights issued with respect to Common Shares issued by the Company after the Record Date, as of the date of issuance of such Common Shares), shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase such number of one-hundredths of a Preferred Share as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a Preferred Share being hereinafter referred to as the "PURCHASE PRICE" and the aggregate exercise price of all Preferred Shares issuable upon exercise of one Right being hereinafter referred to as the "TOTAL EXERCISE PRICE"), but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 of this Agreement that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer that the Board of Trustees has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e) of this Agreement, and any Rights Certificate issued pursuant to Section 6 or Section 11 of this Agreement upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent the Rights Agent has notice thereof and to the extent feasible) the following legend:

     The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement between Mercer International Inc. and Computershare Trust Company of Canada, as Rights Agent, dated as of December 23, 2003 (the "RIGHTS AGREEMENT")). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.


     5.     COUNTERSIGNATURE  AND  REGISTRATION.

     (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature, and shall have affixed thereto the

Company's seal (if any) or a facsimile thereof. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

     (b) Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a) of this Agreement, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

     (a) Subject to the provisions of Sections 7(e), 14 and 24 of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one-hundredths of a Preferred Share (or, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate or Rights Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e), 14 and 24 of this Agreement, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holders of Rights Certificates of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's or Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     7.     EXERCISE  OF  RIGHTS;  PURCHASE  PRICE;  EXPIRATION  DATE OF RIGHTS.

     (a) Subject to Sections 7(e), 23(b) or 24 of this Agreement, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed and properly completed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-hundredth of a Preferred Share as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, at or prior to the Expiration Date.

     (b) The Purchase Price for each one-hundredth of a Preferred Share issuable pursuant to the exercise of a Right shall initially be $75.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 of this Agreement and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed and properly completed, accompanied by payment of the Purchase Price for the number of one-hundredths of a Preferred Share (or Common Shares or other securities or property, as the case may be) to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) of this Agreement, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for the Preferred Shares) a certificate or certificates for the number of one-hundredths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or
(B) if the Company shall have elected to deposit the total number of one-hundredths of a Preferred Share issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depository agent of depository receipts representing such number of one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company hereby directs the depository agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 of this Agreement, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) of this Agreement, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to such registered holder's duly authorized assigns, subject to the provisions of
Section  14  of  this  Agreement.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event or a Section 13 Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (a "POST TRANSFEREE"), (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Trustees has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) (a "PRIOR TRANSFEREE") or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights or any Rights Certificate which formerly evidenced such Rights, whether under any provision of this Agreement or otherwise, and neither the Company nor the Rights Agent shall have any obligations whatsoever with respect to such Rights or any Rights Certificate, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) of this Agreement are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or to any other Person as a result of the Company making or failing to make any determinations with respect to an Acquiring Person or any of such Acquiring Person's Affiliates, Associates or transferees hereunder or taking or failing to take any actions with respect to any Rights or Rights Certificates of any such Person.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) and/or Affiliates and Associates thereof as the Company or the Rights Agent shall require.

     8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     9.     RESERVATION  AND  AVAILABILITY  OF  PREFERRED  SHARES.

     (a) The Company covenants and agrees that it will use its best efforts to cause to be reserved and kept available out of and to the extent of its authorized and unissued shares of preferred stock not reserved for another purpose (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares and/or other securities), the number of Preferred Shares (and, following the occurrence of the Triggering Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

     (b) If the Company shall hereafter list or have quoted any of its Preferred Shares on a national securities exchange or on Nasdaq, then so long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable and deliverable upon exercise of the Rights may be listed or quoted on a national securities exchange or Nasdaq, the Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange or quoted on Nasdaq upon official notice of issuance upon such exercise.

     (c) The Company shall use its reasonable best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Sections 11(a)(ii) or 11(a)(iii) of this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and
(B) the Expiration Date. The Company may temporarily suspend, for a period not to exceed one hundred and twenty (120) days after the date set forth in clause
(i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating, and notify the Rights Agent in writing, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and written notification to the Rights Agent at such time as the suspension is no longer in effect. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states and provinces in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available, and until a registration statement has been declared effective.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for the Preferred Shares in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depository receipts for Preferred Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's or the Rights Agent's satisfaction that no such tax or charge is due.

     10. PREFERRED SHARES RECORD DATE. Each Person in whose name any certificate for a number of one-hundredths of a Preferred Share (or Common Shares and/or securities as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of Preferred Shares (or Common Shares and/or securities as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price multiplied by the number of one-hundredths of a Preferred Share (or Common Shares and/or securities as the case may be) with respect to which the Rights have been exercised (and any applicable taxes or governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or securities as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or securities as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares (including Preferred Shares) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares or other property covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares (by reverse stock split or otherwise) into a smaller number of Common Shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such event, except as otherwise provided in this Section 11(a) and Section 7(e) of this Agreement: (1) each of the Rights outstanding at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted to that number of Rights (calculated to the nearest one one-thousandth (1/1,000) of a Right) equal to a fraction (the "EXCHANGE RATIO"), the numerator of which shall be the total number of Common Shares or shares of capital stock issued in such dividend, subdivision, combination or reclassification of the Common Shares outstanding immediately following such dividend, subdivision, combination or reclassification and the denominator of which shall be the total number of Common Shares outstanding immediately prior to such time, and the number of Rights that shall thereafter be issued with respect to each Common Share or share of such other capital stock that shall become outstanding thereafter prior to the Distribution Date shall be equal to the total number of outstanding Rights immediately after such event (as adjusted pursuant to this clause (1)) divided by the total number of outstanding Common Shares or shares of such other capital stock immediately after such event (subject to further adjustment pursuant to the provisions of this Agreement);
(2) the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Purchase Price thereafter shall equal the result obtained by dividing the Purchase Price in effect immediately prior to such time by the Exchange Ratio; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Right; and (3) the number of Preferred Shares or shares of such other capital stock issuable upon the exercise of each Right shall remain unchanged immediately after such event, but, in the event of a reclassification, the kind of shares issuable upon the exercise of each Right immediately after such reclassification shall be adjusted to be the kind of shares of such other capital stock issued in such reclassification, rather than Preferred Shares. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) of this Agreement, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) of this Agreement.

     (ii) Subject to Section 24 of this Agreement, in the event a Triggering Event shall have occurred, then promptly following such Triggering Event, proper provision shall be made so that each holder of a Right, except as provided in
Section 7(e) of this Agreement, shall thereafter have the right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the then-current Total Exercise Price, in lieu of a number of one-hundredths of a Preferred Share, such number of Common Shares of the Company as shall equal the result obtained by multiplying the then-current Purchase Price by the then number of one-hundredths of a Preferred Share for which a Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Triggering Event, and dividing that product by 50% of the current per share market price (determined pursuant to Section 11(d) of this Agreement) for Common Shares on the date of occurrence of the Triggering Event (such number of shares being hereinafter referred to as the "ADJUSTMENT SHARES"). The Company shall notify the Rights Agent when this Section 11(a)(ii) applies.

(iii) In lieu of issuing Common Shares in accordance with Section 11(a)(ii) of this Agreement, the Company may, if the Board of Trustees determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights (and, in the event that the number of Common Shares which are authorized by the Company's Declaration of Trust but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, the Company shall):
(A) determine the excess of (1) the value of the Common Shares issuable upon the exercise of a Right (the "CURRENT VALUE") over (2) the Purchase Price (such excess, the "SPREAD") and (B) with respect to each Right, make adequate provision to substitute for such Common Shares, upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares or units of shares of any series of preferred stock which the Board of Trustees has deemed to have the same value as Common Shares (such shares or units of shares of Preferred Stock are herein called "COMMON STOCK EQUIVALENTS"), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Trustees based upon the advice of an investment banking firm selected by the Board of Trustees (which determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons); provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Triggering Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "SECTION 11(A)(II) TRIGGER DATE"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Trustees shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights or that any necessary regulatory approval for such issuance will be obtained, the thirty (30) day period set forth above may be extended to the extent necessary (with prompt written notice of such extension to the Rights Agent), but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares or take action to obtain such regulatory approval (such period, as it may be extended, the "SUBSTITUTION PERIOD"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) of this Agreement, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating, and notify the Rights Agent in writing, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and written notification to the

Rights Agent at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) of this Agreement) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Shares on such date.


(b) In case the Company shall, at any time after the date of this Agreement, fix a record date for the issuance of rights, options or warrants to all holders of Common Shares or of any class or series of Equivalent Shares entitling such holders (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Shares or Equivalent Shares or securities convertible into Common Shares or Equivalent Shares at a price per share (or having a conversion price per share, if a security is convertible into Common Shares or Equivalent Shares) less than the then current per share market price (as defined in Section 11(d) hereof) of the Common Shares or Equivalent Shares on such record date, then, in each such case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of Common Shares or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of Common Shares or Equivalent Shares, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of Common Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of additional Common Shares or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Trustees, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons. Common Shares and Equivalent Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall, at any time after the date of this Agreement, fix a record date for the making of a distribution to all holders of the Common Shares or of any class or series of Equivalent Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend, if any, or a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), then, in each such case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price (as determined pursuant to Section 11(d) of this Agreement) of a Common Share or an Equivalent Share on such record date, less the fair market value (as determined in good faith by the Board of Trustees, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to a Common Share or Equivalent Share, as the case may be, and the denominator of which shall be such current per share market price of a Common Share or Equivalent Share on such record date. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

     (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) of this Agreement, the "current per share market price" of any security (a "SECURITY" for the purpose of this Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii) of this Agreement, the "current per share market price" of any Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for the ten (10) consecutive Trading Days immediately prior to but not including such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices on Nasdaq, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if the security is not quoted, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices on the Toronto Stock Exchange, or, if the security is not quoted, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, Inc. or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Trustees. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Trustees (which determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons) shall be used. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Trustees, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding for all purposes.


     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one ten-thousandth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

     (f) If as a result of an adjustment made pursuant to Sections 11(a) or 13(a) of this Agreement, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and if required, the Purchase Price thereof, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 11(a), (b), (c), (e), (h), (i), (j), (k), (1) and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)     Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Shares (calculated to the nearest one ten-thousandth of a share) obtained by (i) multiplying (x) the number of Preferred Shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price as a result of the calculations made in Section 11(b) to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and shall promptly give the Rights Agent a copy of such announcement. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 of this Agreement, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a Preferred Share and the number of one-hundredths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par or stated value, if any, of the number of one-hundredths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue as fully paid and nonassessable shares such number of one-hundredths of a Preferred Share at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred or Common Shares, (ii) issuance wholly for cash of any Preferred or Common Shares at less than the current per share market price, (iii) issuance wholly for cash of

Preferred or Common Shares or securities which by their terms are convertible into or exchangeable for Preferred or Common Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred or Common Shares shall not be taxable to such shareholders.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, effect or permit to occur any Triggering Event or
Section 13 Event, if (i) at the time or immediately after such Triggering Event or Section 13 Event there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits afforded by the Rights or (ii) prior to, simultaneously with or immediately after such Section 13 Event, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(b) of this Agreement shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 24 or 27 of this Agreement, take (or permit to be taken) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits afforded by the Rights.

     (p) Notwithstanding anything in this Agreement to the contrary, in the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares (by reverse stock split or otherwise) into a smaller number of Preferred Shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such event, except as otherwise provided in this
Section 11 and Section 7(e) of this Agreement: (1) each of the Rights outstanding at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted to that number of Rights (calculated to the nearest one one-thousandth (1/1,000) of a Right) equal to a fraction (the "EXCHANGE FRACTION"), the numerator of which shall be the total number of Preferred Shares or shares of capital stock issued in such reclassification of the Preferred Shares outstanding immediately following such time and the denominator of which shall be the total number of Preferred Shares outstanding immediately prior to such time, and the number of Rights that shall thereafter be issued with respect to each Common Share or share of other capital stock that shall be issued in a reclassification of the Common Shares prior to the Distribution Date shall be equal to the total number of outstanding Rights immediately after such event (as adjusted pursuant to this clause (1)) divided by the total number of outstanding Common Shares or shares of such other capital stock immediately after such event (subject to further adjustment pursuant to the provisions of this Agreement);
(2) the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Purchase Price thereafter shall equal the result obtained by dividing the Purchase Price in effect immediately prior to such time by the Exchange Fraction; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Right; and (3) the number of one-hundredths of a Preferred Share or share of such other capital stock issuable upon the exercise of each Right shall remain unchanged immediately after such event, but, in the event of a reclassification, the kind of shares issuable upon the exercise of each Right immediately after such reclassification shall be adjusted to be the kind of shares of such other capital stock issued in such reclassification, rather than Preferred Shares.

     12.     CERTIFICATE  OF  ADJUSTED  PURCHASE  PRICE  OR  NUMBER  OF  SHARES.
Whenever an adjustment is made as provided in Sections 11 and 13 of this Agreement, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the computations and facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 of this Agreement. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment unless and until it shall have received such certificate.

     13.     CONSOLIDATION,  MERGER  OR  SALE  OR  TRANSFER OF ASSETS OR EARNING
POWER.

     (a) In the event that, following the Shares Acquisition Date, directly or indirectly:
        (i) the Company shall consolidate with, or merge with and/or into, any other Person (other than a Subsidiary of the Company in a transaction the principal purpose of which is to change the state of incorporation of the Company or that does not violate Section 11(o) of this Agreement);

        (ii) any Person (other than a Subsidiary of the Company in a transaction that does not violate Section 11(o) of this Agreement) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger; or

        (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly owned Subsidiaries in one or more transactions, each of which does not violate Section 11(o) of this Agreement), then,  and  in  each  such  case,  proper  provision  shall be made so that

             (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable Common Shares of the Principal Party free of any liens, charges, encumbrances, security interests, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Triggering Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event by the Purchase Price in effect immediately prior to such first occurrence) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "TOTAL EXERCISE PRICE" for each Right and for all purposes of this Agreement) by 50% of the current per share market price (determined pursuant to Section 11(d) of this Agreement) of the Common Shares of such Principal Party on the date of consummation of such
Section  13  Event;

             (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

             (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 of this Agreement shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and

             (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

     (b) "PRINCIPAL PARTY" shall mean, in the case of any transaction described in clause (i), (ii) or (iii) of Section 13(a), the Person referred to therein or such Person's successor, including, if applicable, the Company, if it is the surviving corporation, provided, however, that in any such case, (i) if such Person is a direct or indirect Subsidiary of another Person, "Principal Party" shall refer to such other Person and (ii) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate value, and provided, further, that for purposes of transactions described in clause (iii) of this Section 13(b), "Principal Party" shall refer to that Person receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions.

     (c) If, for any reason, the Rights cannot be exercised for Common Shares of such Principal Party as provided in Section 13(a), then each holder of Rights shall have the right to exchange its Rights for cash from such Principal Party in an amount equal to the number of Common Shares that it would otherwise be entitled to purchase times 50% of the current per share market price, as determined pursuant to Section 11(d) of this Agreement, of such Common Shares of such Principal Party. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the Board of Trustees, based upon the advice of one or more investment banking firms, and based upon the total value of the Company, shall determine such amount reasonably and with good faith to the holders of Rights (which determination shall be described in a statement filed with the Rights Agent). Any such determination shall be conclusive and binding on the Rights Agent.

     (d) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section

13 and unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Principal Party shall, upon consummation of such Section 13 Event, assume this Agreement in accordance with Sections 13(a) and (b) of this Agreement, that all rights of first refusal or preemptive rights in respect of the issuance of Common Shares of such Principal Party upon exercise of outstanding Rights have been waived, that there are no rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights and that such transaction shall not result in a default by such Principal Party under this Agreement, and further providing that, as soon as practicable after the date of such Section 13 Event, such Principal Party will:

        (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state and provincial securities laws;

        (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

        (iii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on Nasdaq;

        (iv) deliver to holders of the Rights historical financial statements for such Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

        (v) take all such other steps as are required under applicable laws in the United States and in other relevant jurisdictions to enable the exercise in full of the Rights in accordance with this Section 13.

     In the event that at any time after the occurrence of a Triggering Event some or all of the Rights shall not have been exercised at the time of a transaction described in this Section 13, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in
Section 13(a) (without taking into account any prior adjustment required by Section 11(a)(ii)). The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, options, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.

        (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

        (f)  Notwithstanding  anything  in  this Agreement to the contrary, this
Section  13  shall not be applicable to a transaction described in subparagraphs
(i) and (ii) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Shares of the Company pursuant to a tender offer or exchange offer for all outstanding Common Shares of the Company at a price and on terms determined by at least a majority of the members of the Board of Trustees who are not nominees, representatives, Affiliates or Associates of the Person making such an offer, after receiving advice from one or more investment banking firms, to be at a price that is fair to stockholders of the Company (taking into account all factors which such members of the Board of Trustees deem relevant including, without limitation, prices which could be reasonably achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its stockholders (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares of the Company whose shares were purchased pursuant to such tender offer or exchange offer; and (iii) the form of consideration being offered to the remaining holders of Common Shares of the Company pursuant to such transaction is the same as the form of consideration paid pursuant to such offer. Upon consummation of any such transactions contemplated by this Section 13(f), all Rights hereunder shall expire.

        (g) In no event shall a Rights Agent, except with respect to duties set forth in this Agreement, have any liability with respect to any transaction with a Principal Party, including, without limitation, the proprietary thereof. The Rights Agent may rely upon and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement which alters the rights or duties of the Rights Agent.

     14.     FRACTIONAL  RIGHTS  AND  FRACTIONAL  SHARES.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable, as determined pursuant to the second sentence of
Section  11(d)  of  this  Agreement.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share). In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) of this Agreement) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right.

     (d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

     15.     RIGHTS  OF  ACTION.

     (a) All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 of this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of, the obligations of any Person subject to this Agreement.

     (b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or under any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use all reasonable efforts to have any such injunction, order, judgment, decree or ruling stayed, lifted or otherwise overturned as soon as possible.

     16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

     (c) subject to Sections 6(a) and 7(f) of this Agreement, the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 of this Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

     18.     CONCERNING  THE  RIGHTS  AGENT.

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance administration, exercise and performance of its duties under this Agreement, including, without limitation, the costs and expenses of defending against and appealing any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18 and

Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

     (b) The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 of this Agreement. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.

     19.     MERGER  OR  CONSOLIDATION  OR  CHANGE  OF  NAME  OF  RIGHTS  AGENT.

     (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 of this Agreement. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it and in accordance with such opinion or advice.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current per share market price") be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to this Agreement) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of a certificate furnished pursuant to Section 12 hereof describing such change or adjustment, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

     (h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its trustees, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Preferred Shares or the Common Shares known to the Rights Agent by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares or the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall either be (a) a Person organized and doing business under the laws of the United States or of any state of the United States, or under the laws of Canada or any province of Canada, in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal, state or provincial authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an Affiliate of such a Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares or the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Trustees to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of securities hereinafter issued by the Company and (b) may, in any other case, if deemed necessary or appropriate by the Board of Trustees, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued and this sentence shall be null and void ab initio if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued or would create a significant risk of or result in such options' or employee plans' or arrangements' failing to qualify for otherwise available special tax treatment and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.


     23.     REDEMPTION.

     (a) The Company may, at its option and with the approval of the Board of Trustees, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Shares Acquisition Date or such later date as may be determined by action of a majority of the Board of Trustees and publicly announced by the Company (with prompt written notice thereof to the Rights Agent) or (ii) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being herein referred to as the "REDEMPTION PRICE") and the Company may, at its option, pay the Redemption Price either in Common Shares (based on the current per share market price thereof (as determined pursuant to Section 11(d) of this Agreement) at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Trustees. Such redemption by the Company may be made effective at such time, on such basis and with such conditions as the Board of Trustees in its sole discretion may establish.

     (b) Immediately upon the action of the Board of Trustees ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such redemption. Within ten (10) days after the action of the Board of Trustees ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 of this Agreement or in connection with the purchase of Common Shares prior to the Distribution Date.

     24.     EXCHANGE.

     (a) Subject to applicable laws, rules and regulations, and subject to subsection (c) below, the Company may, at its option, by majority vote of the Board of Trustees, at any time after the occurrence of a Triggering Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of
Section 7(e) of this Agreement) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the "RATIO OF EXCHANGE"). Notwithstanding the foregoing, the Board of Trustees shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Trustees ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Ratio of Exchange. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) of this Agreement) held by each holder of Rights.

     (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with Section 24(a), the Company shall either take such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights or alternatively, at the option of a majority of the Board of Trustees, with respect to each Right (i) pay cash in an amount equal to the Current Value, in lieu of issuing Common Shares in exchange therefor, (ii) issue debt or equity securities or a combination thereof, having a value equal to the Current Value, in lieu of issuing Common Shares in exchange for each such Right, where the value of such securities shall be determined by an investment banking firm selected by the Board of Trustees by majority vote of the Board of Trustees (which determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons), or (iii) deliver any combination of cash, property,

Common Shares and/or other securities having a value equal to the Current Value in exchange for each Right. For purposes of this Section 24(c) only, the "CURRENT VALUE" shall mean the product of the current per share market price of Common Shares (determined pursuant to Section 11(d) on the date of the occurrence of the event described above in subparagraph (a)) multiplied by the number of Common Shares for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of this Section 24(c), the Board of Trustees may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) hereof shall have occurred, in order to seek any authorization of additional Common Shares and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall promptly notify the Rights Agent in writing of such suspension and shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and written notification to the Rights Agent at such time as the suspension is no longer in effect.

     (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current per share market value of a whole Common Share (as determined pursuant to the second sentence of Section 11(d) of this Agreement).

     (e) The Company may, at its option, by majority vote of the Board of Trustees, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Rights for rights of substantially equivalent value, as reasonably determined by the Board of Trustees, based upon the advice of one or more investment banking firms.

     (f) Immediately upon the action of the Board of Trustees ordering the exchange of any Rights pursuant to subsection (e) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of rights in exchange therefor as has been determined by the Board of Trustees in accordance with subsection (e) above. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the transfer agent for the Common Shares of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights will be effected.

     25.     NOTICE  OF  CERTAIN  EVENTS.

     (a)     In  case the Company shall propose to effect or permit to occur any
Section 13 Event, the Company shall give notice thereof to the Rights Agent and to each holder of Rights, in accordance with Section 26 of this Agreement, at least twenty (20) days prior to occurrence of such Section 13 Event.

     (b) In case any Triggering Event or Section 13 Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, in accordance with
Section 26 of this Agreement, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 11(a)(ii) and 13 of this Agreement.

     26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:

          Mercer  International  Inc.
          14900  Interurban  Avenue  South,  Suite  282
          Seattle,  WA  98168
          Attention:  Chief  Financial  Officer
          Facsimile  No.:  (206)  674-4639

Subject to the provisions of Section 21 of this Agreement, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

          Computershare  Trust  Company  of  Canada
          Suite  408,  510  Burrard  Street
          Vancouver,  BC  V6B  3V9
          Attention:  Manager
          Facsimile  No.:  (604)  683-3694

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the Company may supplement or amend this Agreement in any respect as it deems necessary or desirable without the approval of any holders of Rights and the Rights Agent shall, if the Company so directs, execute such supplement or amendment, except as otherwise provided herein. From and after the Distribution Date, the Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder or (iv) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Agreement and it shall not be bound by any such supplement or amendment not executed by it. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     29. DETERMINATIONS AND ACTIONS BY THE BOARD OF TRUSTEES, ETC. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof. The Board of Trustees shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Trustees, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Trustees in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other Persons and (y) not subject the Board of Trustees or any member thereof to any liability to the holders of the Rights or any other Person. The Rights Agent shall always be entitled to assume that the Board of Trustees acted in good faith and shall be fully protected and incur no liability in reliance thereon.

     30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

     31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision,
                                       35
covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Trustees determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23 of this Agreement shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Trustees.

     32. GOVERNING LAW. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of Washington and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                      MERCER  INTERNATIONAL  INC.

                      By:  /s/ David M. Gandossi
                           --------------------------------

                      Name:  David M. Gandossi
                             ------------------------------
                      Title:  Secretary
                             ------------------------------


                      COMPUTERSHARE  TRUST  COMPANY  OF  CANADA,
                      AS  RIGHTS  AGENT

                      By:  /s/ Ian Malcolm
                           ---------------------------------

                      Name:  Ian Malcolm
                             -------------------------------
                      Title:  Account Manager
                              ------------------------------

                           EXHIBIT A           [GRAPHIC OMITED]


                            ARTICLES OF AMENDMENT TO
                             DECLARATION OF TRUST OF
                            MERCER INTERNATIONAL INC.

     Mercer International Inc., a Massachusetts trust organized under RCW 23.90, hereby amends it Declaration of Trust to establish a series of preferred stock.

1.     The  name  of  the  Massachusetts  trust  is  Mercer  International  Inc.

2.     the  text  of  the  amendment  is  as  follows:

     Section  1.     DESIGNATION AND AMOUNT.  The shares of such series shall be
                     ----------------------
designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

     Section  2.     DIVIDENDS  AND  DISTRIBUTIONS.
                     -----------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock ("Series A Preferred Stock") with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Trustees out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in common shares of beneficial interest, $1.00 par value, of the Company ("Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time after August 20, 1993 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend
Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Trustees may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section  3.     VOTING RIGHTS.  The holders of shares of Series A Preferred
                     -------------
Stock  shall  have  the  following  voting  rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all pervious quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Trustees.

               (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Trustees shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Trustees to fill such vacancies, if any, in the Trustees as may then exist up to two (2) Trustees or, if such right is exercised at an annual meeting, to elect two (2) Trustees. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Trustees as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Trustees in any default period and during the continuance of such period, the number of Trustees shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior  to  or  pari  passu  with  the  Series  A  Preferred  Stock.
                -----------

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Trustees, the Trustees may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Trustees until the holders of Preferred Stock shall have exercised their right to elect two (2) Trustees voting as a class, after the exercise of which right (x) the Trustees so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Trustees may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Trustees theretofore elected by the holders of the class of stock which elected the Trustee whose office shall have become vacant, or if no such Trustees are in office, by the holders of the Preferred Stock. References in this paragraph (C) to Trustees elected by the holders of a particular class of stock shall include Trustees elected by such Trustees to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Trustees shall cease, (y) the term of any Trustees elected by the holders of Preferred Stock as a class, shall terminate, and (z) the number of Trustees shall be such number as may be provided for in the Declaration of Trust or Trustees' Regulations irrespective of any increase made pursuant to the provisions of paragraph (C)
(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Declaration of Trust or the Trustees' Regulations). Any vacancies in the Trustees effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Trustees.

          (D) Except as set forth herein or otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section  4.     CERTAIN  RESTRICTIONS.
                     ---------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares or any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

          (B) The Company shall not permit any subsidiary of the Company on to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section  5.     REACQUIRED  SHARES.  Any shares of Series A Preferred Stock
                     ------------------
purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Trustees, subject to the conditions and restrictions on issuance set forth herein.

     Section  6.     LIQUIDATION,  DISSOLUTION  OR  WINDING  UP.
                     ------------------------------------------

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ration of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.     CONSOLIDATION, MERGER, ETC.  In case the Company shall enter
                    ---------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.     NO REDEMPTION.  The shares of Series A Preferred Stock shall
                    -------------
not  be  redeemable.

     Section  9.     RANKING.  The Series A Preferred Stock shall rank junior to
                     -------
all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10.     AMENDMENT.  The Restated Declaration of Trust Company shall
                     ---------
not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

     Section  11.     FRACTIONAL SHARES.  Series A Preferred stock may be issued
                      -----------------
in fractions of a share which shall entitled the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

3.     The  amendment  was  adopted  by  the  Trustees  on  July  15,  1993.

4.     The  amendment  was  duly  adopted  by  the  Trustees.



                               MERCER INTERNATIONAL INC.

                               By:   /s/ Jimmy S.H. Lee
                                   -------------------------
                               Name:  Jimmy S.H. Lee
                               Title: President



DATED:  August  ____,  1993

                                    EXHIBIT B

                           FORM OF RIGHTS CERTIFICATE


Certificate  No.  R-____     ____________  Rights

NOT EXERCISABLE AFTER DECEMBER 31, 2005 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.]*

*The portion of the Legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                               RIGHTS CERTIFICATE

                            MERCER INTERNATIONAL INC.

     This certificate certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 23, 2003 (the "RIGHTS AGREEMENT"), between Mercer International Inc., a Massachusetts trust organized under the laws of the state of Washington (the "COMPANY"), and Computershare Trust Company of Canada, a Canadian limited liability company (the "RIGHTS AGENT"), unless the Rights evidenced hereby have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and before 4:30 p.m., Seattle, Washington time, on December 31, 2005 at the office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, no par value (the "PREFERRED SHARES"), of the Company, at a purchase price of $75.00 per one one-hundredth of a Preferred Share (the "PURCHASE PRICE"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one-hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 31, 2003, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights
Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of Rights, which limitations include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (a) may be redeemed by the Company at a redemption price (in cash or shares of the Company's common stock or other securities of the Company deemed by the Company's Board of Trustees to be at least equivalent in value) of $0.001 per Right (subject to adjustment, as provided in the Rights Agreement) or (b) may be exchanged in whole or in part for shares of the Company's common stock or other consideration as determined by the Company.

The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates that evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100) of a Preferred Share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of Trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscriptions rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, 20__.

                                      MERCER  INTERNATIONAL  INC.


                                      By:  _________________________

                                      Its:__________________________


COUNTERSIGNED:

COMPUTERSHARE  TRUST  COMPANY  OF  CANADA,
AS  RIGHTS  AGENT

By:  _________________________

Its:  __________________________

                  --FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE-

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the Rights Certificate)

FOR  VALUE  RECEIVED _____________________________________________ HEREBY SELLS,
ASSIGNS  AND  TRANSFERS  UNTO
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(PLEASE  PRINT  NAME  AND  ADDRESS  OF  TRANSFEREE)

THIS RIGHTS CERTIFICATE, TOGETHER WITH ALL RIGHT, TITLE AND INTEREST THEREIN, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________ AS ATTORNEY-IN-FACT, TO TRANSFER THIS RIGHTS CERTIFICATE ON THE BOOKS OF THE WITHIN-NAMED COMPANY, WITH FULL POWER OF SUBSTITUTION.

The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Rights Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate, and (3) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate.

Dated:_________________________________________________________________

Signature:_____________________________________________________________

Signature  Guarantee*

_______________________________________________________________________

* Signatures must be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.

                 --Form of Reverse Side of Rights Certificate--
                                   (continued)

                          FORM OF ELECTION TO PURCHASE

              (To be executed if holder desires to exercise Rights
                     represented by the Rights Certificate)

To:  MERCER  INTERNATIONAL  INC.

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the number of one-hundredths of a Preferred Share issuable upon the exercise of such Rights and requests that certificates for such number of one-hundredths of a Preferred Share be issued in the name of:

Please insert social security or other identifying number___________________________

________________________________________________________________________

(Please  print  name  and address)______________________________________________
________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number___________________________

________________________________________________________________________

(Please  print  name  and address)______________________________________________

________________________________________________________________________

     The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated__________________________________________________________________

Signature:_______________________________________________________________

Signature  Guarantee*______________________________________________________

     *Signatures must be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.

                  --Form of Reverse Side of Rights Certificate-
                                   (continued)

                                     NOTICE

THE SIGNATURE IN THE FORM OF ASSIGNMENT OR FORM OF ELECTION TO PURCHASE, AS THE CASE MAY BE, MUST CONFORM TO THE NAME AS WRITTEN ON THE FACE OF THIS RIGHTS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

IN THE EVENT THE CERTIFICATION SET FORTH ABOVE IN THE FORM OF ASSIGNMENT OR THE FORM OF ELECTION TO PURCHASE, AS THE CASE MAY BE, IS NOT COMPLETED, THE COMPANY AND THE RIGHTS AGENT WILL DEEM THE BENEFICIAL OWNER OF THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE TO BE AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND SUCH ASSIGNMENT OR ELECTION TO PURCHASE WILL NOT BE HONORED.

                                    EXHIBIT C

                            MERCER INTERNATIONAL INC.

                             SHAREHOLDER RIGHTS PLAN

                                SUMMARY OF RIGHTS

Distribution  and  Transfer  of  Rights;  Rights  Certificates

On November 11, 2003, the board of trustees (the "BOARD") of Mercer International Inc. ("MERCER" or the "COMPANY") declared a dividend of one preferred share purchase right (a "RIGHT") for each outstanding share of beneficial interest of Mercer (the "COMMON STOCK"). Before the Distribution Date described below the Rights will be evidenced by and trade with the certificates for Common Stock. After the Distribution Date, if any, Mercer will mail Rights certificates to its shareholders and the Rights will become transferable apart from the Common Stock.

Distribution  Date

The Rights will separate from the Common Stock and become exercisable following the earlier of the close of business on the tenth day (or such later date as may be determined by a majority of the Board) after a person or group (i) acquires beneficial ownership of 15% or more of the aggregate of Mercer's outstanding Common Stock and Common Stock issuable upon conversion of Mercer's outstanding 8.5% Convertible Senior Subordinated Notes due 2010 (the "NOTES") as if the then outstanding Notes had been fully converted (the "ISSUABLE NOTE SHARES") or (ii) announces a tender or exchange offer for Mercer's outstanding Common Stock that could result in the offeror becoming the beneficial owner of 15% or more of the aggregate of the outstanding Common Stock and Issuable Note Shares (the earlier of such dates being the "DISTRIBUTION DATE").

Preferred  Stock  Purchasable  Upon  Exercise  of  Rights

After the Distribution Date, each Right will entitle the holder to purchase, for $75.00 (the "EXERCISE PRICE"), one one-hundredth (1/100) of a share of Mercer Series A junior participating preferred stock with economic terms similar to that of one share of Mercer Common Stock.

Flip-In

If an acquiror becomes the beneficial owner of 15% or more of the aggregate of Mercer's outstanding Common Stock and Issuable Note Shares (thus becoming an "ACQUIRING PERSON"), then each Right (other than Rights beneficially owned by an Acquiring Person or its affiliates) will entitle the holder to purchase, for the exercise price, that number of shares of Mercer Common Stock having a then-current market value of two times the exercise price.

Flip-Over

In certain circumstances, if, after the Shares Acquisition Date (defined below),
(a) Mercer merges into another entity, (b) an acquiring entity merges into Mercer or (c) Mercer sells more than 50% of its assets or earning power, then each Right (other than Rights beneficially owned by an Acquiring Person or its affiliates) will entitle the holder to purchase, for the exercise price, a number of shares of the capital stock (with the greatest voting power) of the person engaging in the transaction having a then-current market value of twice the exercise price. However, such Rights will not be exercisable in the case of a transaction described in (a) or (b) above, if (i) such transaction involves a tender or exchange offer for all of the outstanding Common Stock at a price and on terms determined by a majority of the Board to be fair to Mercer's shareholders and otherwise in the best interests of Mercer, (ii) the per share price offered in such transaction is not less than the price paid to all holders of Common Stock purchased pursuant to such tender or exchange offer, and (iii) the form of consideration offered to the remaining holders of Common Stock under such transaction is the same form of consideration paid pursuant to such offer.

Exchange  Provisions

After any person or group becomes an Acquiring Person but before the acquisition of Mercer or 50% or more of its assets or earning power, the Board may elect to exchange each Right (other than Rights that have become null and void and nontransferable as described above) for consideration per Right consisting of one-half of the number of shares of Common Stock that would be issuable at such time upon the exercise of one Right and without payment of the exercise price.

Redemption  of  Rights

The Rights will be redeemable at the Company's option for $0.001 per Right (the "REDEMPTION PRICE") at any time on or before the tenth day (or such later date as may be determined by a majority of the Board) after public announcement that a person has acquired beneficial ownership of 15% or more of the aggregate of the Company's then outstanding Common Stock and Issuable Note Shares (the "SHARES ACQUISITION DATE").

Expiration  of  Rights

The Rights are not exercisable until the Distribution Date and will expire on December 31, 2005, unless earlier redeemed or exchanged by Mercer.

Amendment  of  Terms  of  Rights

The terms of the Rights and the Rights Agreement may be amended in any respect, without the approval of any holder of the Rights, at any time before the Distribution Date, subject to certain restrictions.

Voting  Rights

Until a Right is exercised, the holder will have no rights as a shareholder of Mercer, including, without limitation, the right to vote or receive dividends.

Antidilution  Provisions

In order to preserve the actual or potential economic value of the Rights, the number of shares of Series A junior participating preferred stock or other securities issuable upon exercise of a Right, the exercise price, the Redemption Price and the number of Rights associated with each outstanding share of Common Stock are all subject to adjustment by the Board, pursuant to customary antidilution provisions.

Taxes

Distribution of the Rights should not be a taxable event for federal income tax purposes. Following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.

     The foregoing is a summary of the principal terms of Mercer's shareholder rights plan and is qualified in its entirety by reference to the detailed terms of the Rights Agreement. A copy of the Rights Agreement, which is on file with the Securities and Exchange Commission as an exhibit to Mercer's Registration Statement on Form 8-A, may be obtained from Mercer free of charge, upon request.